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                                                                  EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


OmniLynx Communications Corporation
Houston, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 3, 1999, relating to the financial statements of OmniLynx Communications Corporation which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
BDO Seidman, LLP


Houston, Texas
June 30, 1999